UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

    On April 29, 2013, Newfield Exploration Company (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders to that certain Credit Agreement, dated June 2, 2011, by and among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, and BBVA Compass, The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Nor Bank ASA, as Co-Documentation Agents, and eight other lenders thereto (the “Credit Agreement”). The Second Amendment amends Section 6.03 of the Credit Agreement to allow the sale of the Company’s subsidiaries pursuant to certain terms and conditions as more fully set out in Section 6.03. The provisions of the Credit Agreement, as amended by the Second Amendment, remain in full force and effect.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On February 8, 2013, the Board of Directors (the “Board”) of the Company approved the First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan (the “Amended 2011 Stock Plan”) to increase the number of shares of common stock authorized for issuance by 3,700,000 shares, subject to final approval of the Company’s stockholders. The Amended 2011 Stock Plan was then submitted to the Company’s stockholders at its Annual Meeting of Stockholders on May 2, 2013 (the “2013 Annual Meeting”), and became effective upon stockholders’ approval at the 2013 Annual Meeting. The Amended 2011 Stock Plan shall continue indefinitely until it is terminated as provided in the Amended 2011 Stock Plan. The purpose of the Amended 2011 Stock Plan is to promote the long-term growth and profitability of the Company by providing certain directors, officers, and employees of the Company and its affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interest of the Company’s stockholders.

    The terms and conditions of the Amended 2011 Stock Plan, including the material terms of the performance goals for performance awards under the Amended 2011 Stock Plan, are described on pages 67 through 80 of the definitive Proxy Statement for the 2013 Annual Meeting that was filed with the Securities and Exchange Commission on March 15, 2013 on Form DEF 14A (the “2013 Proxy Statement”). The description contained in the 2013 Proxy Statement is qualified in its entirety by reference to the full text of the Amended 2011 Stock Plan attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

    The proposals voted upon at the 2013 Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s 2013 Proxy Statement.

1.	Each of the ten nominees for director was elected to serve a one-year term expiring at the 2014 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	103,363,223	5,619,087	221,217	11,593,326
Pamela J. Gardner	105,755,711	3,394,856	52,960	11,593,326
John Randolph Kemp III	105,854,991	3,333,157	15,379	11,593,326
Joseph H. Netherland	105,749,704	3,438,994	14,829	11,593,326
Howard H. Newman	104,349,058	4,838,463	16,006	11,593,326
Thomas G. Ricks	104,994,879	4,193,638	15,010	11,593,326
Juanita F. Romans	106,521,359	2,612,399	69,769	11,593,326
C. E. (Chuck) Shultz	105,054,771	4,133,760	14,996	11,593,326
Richard K. Stoneburner	106,944,745	1,208,402	1,050,380	11,593,326
J. Terry Strange	106,290,828	2,896,539	16,160	11,593,326

2.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2013 was ratified. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
117,808,397	2,927,226	61,230	11,593,326

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
102,684,981	5,684,101	834,445	11,593,326

4.	The stockholders approved the Company’s Amended 2011 Stock Plan. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
102,459,404	6,552,620	191,503	11,593,326

5.	A stockholder proposal regarding adoption of a policy requiring an independent director with environmental expertise did not pass. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
5,392,759	100,472,632	3,338,136	11,593,326

.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	10.1	Newfield Exploration Company Amended and Restated 2011 Omnibus Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 3, 2013	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Newfield Exploration Company Amended and Restated 2011 Omnibus Stock Plan